Exhibit 10.11

[####] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

DATED 2015

CAMBRIDGE ENTERPRISE LIMITED (1)

(“CE”)

and

Z FACTOR LIMITED (2)

(“Licensee”)

LICENCE AGREEMENT

Case No: [####]

1.	Definitions and Interpretations	1
1.1	Definitions	1
1.2	Interpretation	3
1.3	Schedules	4
2.	Grant of rights	4
2.1	Licences	4
2.2	Formal licences	4
2.3	Sub-licensing	4
2.4	Reservation of rights	5
2.5	Licensing of Improvements	5
3.	Confidentiality	6
3.1	Provision of Know-how	6
3.2	Parties to treat Know-how as confidential	6
3.3	Confidentiality	7
3.4	Use of Confidential Information	8
3.5	Disclosing Confidential Information	8
3.6	Exceptions to confidentiality obligations	8
3.7	Return of Confidential Information and survival of confidentiality obligations	8
4.	Payments	9
4.1	Initial payment and reimbursement of costs	9
4.2	Milestone payments	9
4.3	Payment terms	9
4.4	Financial Reports	10
4.5	Records	10
4.6	Responsibility for discharging out of payments	10
4.7	Equity	10
5.	Commercialisation obligations and reports	11
5.1	Commercialisation	11
5.2	Commercialisation Reports	11
5.3	Independent Expert - Reference	12
5.4	Independent Expert- appointment and decision	12
5.5	GE’s right to terminate	12
6.	Intellectual property	12
6.1	Patent protection	12
6.2	Infringement of the Licensee Patents	12

6.3	Infringement of third party rights	13
7.	Warranties and liability	13
7.1	Status of Licensed Technology	13
7.2	No representations or warranties	13
7.3	Liability and indemnity	14
8.	Duration and termination	15
8.1	Term	15
8.2	Early termination by the Licensee	15
8.3	Early termination by CE	15
8.4	Early termination by either Party	15
8.5	Consequences of termination	15
9.	Dispute resolution	16
10.	General	16
10.1	Force majeure	16
10.2	Assignment	17
10.3	Waiver	17
10.4	Invalid clauses	17
10.5	No agency	17
10.6	Notices	17
10.7	Law and jurisdiction	18
10.8	Further action	18
10.9	Announcements	18
10.10	Entire agreement	18
10.11	Third party rights	18
10.12	Export Control Regulations	18
10.13	Non-use of names and marking of Licensed Products	19
10.14	insurance	19
10.15	Counterparts	19
10.16	Legal Compliance	19
SCHEDULE 1		21
Part A: The Creators		21
Part B: Specific Know-how, Materials and CE Data
SCHEDULE 2 Appointment of Expert		22
SCHEDULE 3		23
Part A: Payment and Report Schedule		24
Part B: Financial Report Format		26
SCHEDULE 4 DEVELOPMENT PLAN		27
SCHEDULE 5		27

THIS AGREEMENT dated	2015 is between:

(1)	CAMBRIDGE ENTERPRISE LIMITED (“CE”), a company incorporated in England and Wales (registered number 1069886) whose registered address is at The Old Schools, Trinity Lane, Cambridge CB2 1TN, UK;

and

(2)

Z FACTOR LIMITED (the “Licensee”), a company incorporated in England and Wales (registered number 09274181) whose registered office is at c/o Index Venture Management LLP, 3 Burlington Gardens, Mayfair, London, England W1S 3EP.

RECITALS:

(A)	CE is a company wholly owned by the University (as defined below).

(B)

The University creators as specified in Schedule 1 have developed certain technology relating to small molecule chaperones to correct the folding of Z-alpha-1-antitrypsin, including the Licensed Technology.

(C)	The University and Creators have each licensed their interest in the Licensed Technology to CE.

(D)	CE owns certain data related to the technology as a result of work it has commissioned with third parties.

(E)

The Licensee wishes to acquire rights in relation to the technology to enable the development and commercialisation of small molecule chaperones to correct the folding of Z-alpha-1- antitrypsin in the Field and in the Territory (all as defined below), and CE is willing to grant such rights, all in accordance with the provisions of this Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretations

1.1	Definitions

In this Agreement, the following words shall have the following meanings:

Affiliate	In relation to a Party, means any entity or person which controls, is controlled by, or is under common control with that Party including, without limitation, any general partner, managing member, officer or director of the Party or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, the Party. For the purposes of this definition, “control” shall mean direct or indirect holding or control of a majority of either voting rights or rights to distribution of profit attaching to the share capital, stock or other participating interest (or, outside a Party’s home territory, such lesser percentage as is the maximum, permitted level of foreign investment).

Agreement	This document, including its Schedules.

Anniversary	An anniversary of the Commencement Date.

CE Data	The deliverables of services commissioned by CE and owned by CE listed in Schedule 1.

Commencement Date	The date of this Agreement.

Confidential Information	(a) the terms of this Agreement;

(b) the Know-how; and

(c) any other information marked confidential (or otherwise designated to show expressly that it is imparted in confidence,) obtained directly or indirectly by one Party from the other Party;

Creators	The creators listed in Schedule 1.

Development Plan	The plan provided by the Licensee in Schedule 4

Field	The development of small molecule chaperones to correct the folding of Z-alpha-1-antitrypsin.

Improvements	Any and all improvements, modifications, revisions, new applications and other developments to or of the Licensed Technology or the Technical Know-how arising during the Term of this Agreement

Indemnitees	CE, the University, the University’s employees and students, and the Creators and Principal Investigator.

Know-how	The Technical Information of CE, and the Creators in the Field which exists at the Commencement Date and which relates directly to exploitation in the Field and Territory of the Licensed Technology or Technical Know-how. Know-how includes the Specific Know-how, and the Technical Know-how.

Licensable Improvement	Any Improvement which:

(a) has been made or generated by or under the supervision of the Principal Investigator;

(b) has been disclosed within [####] of the Commencement Date to CE;

(c) is owned and controlled by the University; and

(d) has been assigned or licensed to CE, and that CE is free to license.

Licensed Technology	(a) the Materials;

(b) the Specific Know-how; and

(c) the CE Data.

as specified in Schedule 1.

Materials	Means the materials identified in Schedule 1

Milestone	An event specified in clause 4.2 where the achievement of the event is in any way dependent upon or deploys or validates any of the Licensed Technology.

Parties	CE and the Licensee, and “Party” shall mean either of them.

Payment Period	The payment periods specified in Schedule 3.

Principal Investigator	[####]

Specific Know-how	That part of the Know-how that is summarised in Schedule 1, being Know-how which is held solely by the Creators and relates specifically to the development of the Licensed Technology in the Field which is not generally known to the public, and which is in the possession or control of CE at the Commencement Date.

Sub-Licensee	Any third party granted a sub-licence of the rights in clause 2.1 by the Licensee, whether directly by the Licensee or through multiple levels of sub-licensing.

Technical Information	All knowledge, experience, materials, data and similar technical or regulatory information which might reasonably be of commercial interest to the Licensee in the research, development, design, manufacture, supply, importation or use of the Licensed Technology.

Technical Know-how	Any and all further know-how which is in the possession or control of CE at the Commencement Date, other than the Specific Know-how, and which is relevant or useful for the development or commercial exploitation by the Licensee or its Sub-Licensee of the Licensed Technology in the Field; including technical information, data, knowledge, methods, techniques, processes, systems, algorithms, calculations, formulae, results of experimentation, designs, statistics, records and all confidential information and data developed by the Creators as employees of the University.

Term	The period specified in clause 8.1.

Territory	Worldwide.

University	The Chancellor, Masters and Scholars of the University of Cambridge.

1.2	Interpretation

In this Agreement (except where the context otherwise requires):

(a)

any reference to a clause or schedule is to the relevant clause of or schedule to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the clause or schedule in which it appears;

(b)	the clause and schedule headings are included for convenience only and shall not affect the interpretation of this Agreement;

(c)

any reference to “person” or “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality);

(d)	the singular includes the plural and vice versa; and

(e)	words preceding “include”, “includes”, “including” and “included” shall be construed without limitation by the words which follow those words.

1.3	Schedules

The schedules form part of this Agreement. If a provision of a schedule is inconsistent with a provision of this Agreement, the latter prevails.

2.	Grant of rights

2.1	Licences

In consideration of the payments specified in clause 4 CE hereby grants to the Licensee subject to the provisions of this Agreement:

(a)

an exclusive licence under the Licensed Technology (with the right to sub-license, subject to clause 2.3 below) to use, research, develop, manufacture, have manufactured, market, sell, supply, offer for sale, distribute, import and export small molecule chaperones to correct the folding of Z-alpha-1-antitrypsin only in the Field in the Territory; and

(b)

a non-exclusive licence to use the Technical Know-how (with the right to sub-license, subject to clause 2.3 below), to use, research, develop, manufacture, have manufactured, market, sell, supply offer for sale, distribute, import and export small molecule chaperones to correct the folding of Z-alpha-1-antitrypsin only in the Field in the Territory.

2.2	Formal licences

The Parties shall execute such formal licences as may be necessary or appropriate for registration with relevant authorities in particular territories. In the event of any conflict in meaning between any such licence and the provisions of this Agreement, the provisions of this Agreement shall prevail. Prior to the execution of formal licences (if any) referred to in this clause, the Parties shall as far as possible have the same rights and obligations towards one another as if such licences had been granted. The Parties shall use reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

2.3	Sub-licensing

The Licensee shall be entitled to grant sub-licences of its rights under this Agreement (and to permit multiple levels of sub-licensing by Sub-Licensees), provided that:

(a)	each sub-licence shall

(I)

include terms which are equivalent to the obligations and limitations imposed on the Licensee under this Agreement (including insurance obligations, the limitation of the lndemnitees’ liability and an indemnity to the lndemnitees); and

(II)	not exclude the Contracts (Rights of Third Parties) Act 1999 in respect of any of the lndemnitees;

(b)

each sub-licence shall terminate automatically on the termination of this Agreement for any reason subject to the right for Licensee to require CE to agree that if the Licensee so requests CE shall immediately upon termination grant to the Sub-Licensee a new licence on terms identical to the terms of this Agreement (the “Step-in right”). The Step-in Right shall not arise: if this Agreement terminates (i) by effluxion of time; or (ii) due to a breach of the sublicense by the Sub-Licensee causing the Licensee to be in breach of this Agreement, as a result of which CE terminated the Agreement;

(c)

within [####]of the grant of any sub-licence the Licensee shall provide to CE a true copy of it, redacted, to the extent required by any Sub-licensee, in respect of any financial provisions and without limiting the Licensee’s obligations under clauses 4.4 and 4.5;

(d)

the Licensee shall, subject to clause 7.3(b) be responsible for Sub-Licensees’ conduct and any breach of a sub-licence as if it had been a breach by the Licensee under this Agreement and the Licensee shall indemnify CE against any loss, damages, costs, claims or expenses which are awarded against or suffered by CE as a result; and

(e)

for the avoidance of doubt, all Sub-Licensees shall be treated as sub-licensees of the Licensee for the purposes of this Agreement, whether the rights are granted directly by the Licensee or by any Sub-Licensee.

2.4	Reservation of rights

(a)	There is reserved for the University and the Creators an irrevocable, world-wide, royalty-free, right to use the Licensed Technology in the Field for

(I)	academic publication and teaching;

(II)	academic research; and

(III)	as background intellectual property for any academic research project.

For the avoidance of doubt no licence is granted to or reserved by this clause 2.4(a) for any commercial use or exploitation of the Licensed Technology.

(b)	For the avoidance of doubt, academic research includes use of the Licensed Technology in the Field

(I)	for research into clinical patient care;

(II)	to investigate, develop and provide biological materials for research purposes; and

(III)	as background intellectual property for any research pursuant to EC or other government, public or charitable research funding, and applications for the same.

(c)

Except for the rights expressly set out in this Agreement, no licence is granted in respect of the Licensed Technology or any other technology or patents of CE regardless of whether such technology or patents are dominant or subordinate to the Licensed Technology and all rights, title and interest in and to the Licensed Technology throughout the world now or hereafter are and shall remain the exclusive property of CE, the Creators and/or the University.

2.5	Licensing of Improvements

(a)

Subject to the provisions of this Agreement, CE shall forthwith upon its creation give Licensee a written notice describing the Licensable Improvement and shall grant the Licensee (if the Licensee so requests) a licence in respect of the Licensable Improvements with the right to sub-license, subject to clause 2.3, to use, develop, manufacture, have manufactured, sell, supply and make available small molecule chaperones to correct the folding of Z-alpha-1-antitrypsin only in the Field in the Territory.

(b)	Any licence to a Licensable Improvement under this clause shall;

(I)	be exclusive with respect to any patents or patent applications or CE Data and non-exclusive with respect to any know-how;

(II)	require that the Licensable Improvement be subject to the obligations set out in clause 3.2 with respect to any Improvements to Know-how;

(III)	establish the responsibility of the Licensee for determining the scope and nature of any patent or other intellectual property protection, such protection to be obtained at the Licensees cost; and

(IV)	be effective automatically on the written acknowledgement by the Licensee to CE of a notice describing the Licensable Improvement from CE.

(c)

CE has procured written agreement from the Principal Investigator that, during the period of [####] of the Commencement Date (i) he shall notify CE of his plans to conduct or supervise any research that may lead to the development of a Licensable Improvement and (ii) he shall assist CE in making reasonable endeavours to procure such rights as will be required for the Improvement to become a Licensable Improvement in accordance with the agreement.

3.	Confidentiality

3.1	Provision of Know-how

Upon the Licensee’s reasonable request, CE shall

(a)

Arrange for the Principal Investigator to supply the Licensee with all Know-how in his possession and that has not previously been disclosed to the Licensee and which is reasonably necessary or desirable to enable the Licensee to exercise its rights under clause 2.1. The method of such supply shall be agreed between the Principal Investigator and the Licensee and shall fall under a consultancy agreement to be entered into between the Principal Investigator and the Licensee.

(b)	Deliver up to Licensee copies (in hard copy or electronic format) of relevant documents, material or other information related to the Licensed Technology; and

(c)	Deliver to the Licensee the CE Data.

3.2	Parties to treat Know-how as confidential

(a)

The Licensee receives the Know-how as Confidential Information, whether or not marked confidential. The Licensee shall not use the Know-how for any purpose except as expressly licensed hereby and in accordance with the provisions of this Agreement. The Licensee shall observe the provisions of clauses 3.3 to 3.5, 3.7 and 8.5(a)(IV) in relation to the Know-how.

(b)

The Licensee recognises the right of the Creators to publish academically information relating to the Know-how. CE has procured an undertaking from the Creators that neither will make any academic publication (including the publication of an abstract, article or paper in a journal or an electronic repository, or its presentation at a conference or seminar) (each a “Publication”) relating to the Licensed Technology:

(I)	within [####] of the Commencement Date [####]; and

(II)

subject to 3.2(b)(I), unless he gives the Licensee written notice of not less than [####] together with an advanced draft of the proposed publication. CE will consider in good faith any reasonable request of the Licensee to exclude from publication any information which, having regard to the Licensee’s commercialisation obligations under this Agreement, could be damaging to the commercial interests of the Licensee. If the Licensee makes no such request, the Principal Investigator may proceed with the Publication. Nothing in this clause 3.2(b) gives the Principal Investigator the right to disclose any Confidential Information of the Licensee in a Publication.

(c)

CE acknowledges that the secrecy of the Specific Know-how is of importance, in consequence of which it places obligations of confidentiality on the Licensee as set out in this clause 3. Accordingly CE shall, and has obtained an undertaking that the Principal Investigator shall, subject to the right of publication set out in clause 3.2(b), also treat the Specific Know-how as Confidential Information, whether or not marked confidential.

(d)

CE and the Licensee recognise that a proposed publication may contain academic research results generated using funding received under specific terms and conditions. Funders terms and conditions may conflict with the publication delay provided in clause 3.2(b)(I). The Parties agree that in the event that conflict arises between clause 3.2(b)(I) and the terms and conditions of funders of the academic research, the latter prevail.

3.3	Confidentiality

The Parties agree that:

(a)	Specific Know-how may not be disclosed by either Party (irrespective of which Party is the discloser) except as expressly provided for in clause 3.2(b);

(b)	no other Confidential Information disclosed by one Party (“Disclosing Party”) to the other Party (“Recipient Party”) under this Agreement may be disclosed by the Recipient Party to any person; and

(c)	clauses 3.3(a) and (b) shall not apply to Confidential Information disclosed;

(I)

to employees, officers, directors, auditors, or subcontractors of the Party or the University requiring the Confidential Information for the purposes of this Agreement or for activities set out in clause 2.4;

(II)	by the Recipient Party with the prior written consent of the Disclosing Party, which consent may be given or withheld in its absolute discretion;

(III)	by the Licensee to actual or potential investors in the Licensee;

(IV)

by the Licensee or Sub-Licensees to actual or potential customers or sub-licensees in so far as such disclosure is necessary to promote the sale of use of small molecule chaperones to correct the folding of Z-alpha-1-antitrypsin (or, as applicable, the sub-licensing of the Licensed Technology);

(V)

if the Recipient Party is advised it is required to do so by law (including the Freedom of Information Act 2000 or Environmental Information Regulations) or stock exchange provided that CE shall use reasonable endeavours to give the Licensee advance notice of any such requirement;

(VI)

by the Licensee or Sub-Licensees as may be necessary in connection with any filing, application or request for a regulatory approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(VII)

by the Licensee or Sub-Licensees as may be necessary or useful for purposes of obtaining or enforcing a patent provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available; or

(VIII)	if the Recipient Party is required to do so in connection with legal proceedings relating to this Agreement.

3.4	Use of Confidential Information

No Confidential Information of the Disclosing Party may be used by the Recipient Party for any purpose other than the performance of the Recipient Party’s obligations or the exercise of the Recipient Party’s rights under this Agreement.

3.5	Disclosing Confidential Information

Any Party disclosing Confidential Information under clause 3.3(c)(I), (II), (Ill) or (IV) must use all reasonable endeavours to ensure that persons receiving Confidential Information from it

(a)	do not disclose or use the Confidential Information except in the circumstances permitted in clauses 3.3 and 3.4; and

(b)	sign a written confidentiality undertaking on terms as least as restrictive as that binding the Recipient Party.

3.6	Exceptions to confidentiality obligations

(a)	Clauses 3.3, 3.4 and 3.5 do not apply to Confidential Information which:

(I)	is in or becomes part of the public domain other than through breach of this Agreement or an obligation of confidence owed to the Disclosing Party;

(II)

the Recipient Party can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Disclosing Party (unless that knowledge arose from disclosure of information in breach of an obligation of confidence);

(III)

the Recipient Party acquires from a source other than the Disclosing Party or any employees, officers, directors, auditors, licensees, sub-licensees, or subcontractors of the Disclosing Party where that source is entitled to disclose it; or

(IV)

is independently developed by any employee or officer of the Recipient Party who had no access to the Confidential Information and where the independent development can be proven by contemporaneous written documentation.

(b)	For the avoidance of doubt the Licensee acknowledges that

(I)

CE is required to inform the Creators and any others entitled to a share in CE receipts under this Agreement (including persons other than CE employees) of the basis of CE’s calculation of the share due; and

(II)

for the purpose of academic publication any Creators and any others who contributed to the creation or development of the Licensed Technology may have to declare to the publisher and in publications that the Licensee is licensed in respect of the Licensed Technology and that income from exploitation of the Licensed Technology has or may be received.

If a disclosure described in this clause 3.6(b)(I) or 3.6(b)(II) includes Confidential Information, CE and the academic disclosing will be deemed to have permission to make such disclosure.

3.7	Return of Confidential Information and survival of confidentiality obligations

(a)

The Recipient Party must return promptly to the Disclosing Party if so requested all documents or other materials containing or referring to Confidential Information which are in the Recipient Party’s possession, power or control or in the possession, power or control of persons who have received Confidential Information from the Recipient Party under clause 3.3(c)(I), (II), (Ill) or (IV). This clause 3.7(a) shall not apply to Know-how unless termination occurs in accordance with clauses 8.2, 8.3 or 8.4.

(b)	The provisions of clauses 3.2 to 3.7 inclusive will survive the expiry or earlier termination (for whatever reason) of this Agreement for a period of five years.

4.	Payments

4.1	Initial payment and reimbursement of costs

The Licensee shall pay to CE

(a)	the non-refundable, non-deductible sum of [####]; and

(b)

the sum of [####] (excluding VAT) in reimbursement of external receipted costs of CE in connection with developing the Licensed Technology prior to the Commencement Date; provided however that all other fees and expenses of the lndemnitees (including legal fees) incurred prior to the Commencement Date or incidental to the preparation, negotiation, or execution of this Agreement shall not be the responsibility of, or payable by, the Licensee (save as otherwise agreed by the Parties).

4.2	Milestone payments

The Licensee shall pay CE the milestone payment(s) set out in the table below when the relevant Milestone is achieved.

Milestone	Payment
[####]	[####]
[####]	[####]

For clarity, each Milestone shall only be payable once under this Agreement; for example, there shall not be Milestone payments for different indications requiring different INDs. In addition, CE may only invoice for a Milestone payment where the Milestone was achieved before the expiration or termination of this Agreement.

4.3	Payment terms

(a)	Payments shall be made in accordance with Schedule 3 Part A upon receipt by Licensee of a proper invoice.

(b)	The Licensee shall be responsible for collecting and paying to CE all payments due to CE in respect of sub-licensing.

(c)	All consideration and any other monies due under this Agreement are exclusive of Value Added Tax which where applicable shall be paid by the Licensee to CE. All payments shall:

(I)	be made in pounds sterling by telegraphic transfer to the account of Cambridge Enterprise Ltd at [####];

(II)

in the event of a change in the national currency of the United Kingdom, be converted from pounds sterling into the new national currency of the United Kingdom at the buying rate of such new currency as quoted by Barclays Bank pie in London on the day when such currency change comes into force;

(III)

be made by the due date, failing which CE may charge reasonable debt recovery costs together with interest on any outstanding amount on a daily basis, compounded quarterly, from the day after the due date until payment at the statutory rate in force on the due date under the Late Payment of Commercial Debts (Interest) Act 1998; and

(IV)

be made in full without deduction of taxes, charges or duties, including bank charges or income tax except insofar as Licensee is required to deduct the same to comply with applicable laws. The Parties shall co-operate and take all steps reasonably and lawfully available to them to avoid deducting such taxes and to obtain double taxation relief. If Licensee or Sub-Licensee is required to make any such deduction, it shall provide CE with such certificates or other documents as it can reasonably obtain to enable CE to obtain appropriate relief from double taxation of the payment in question.

4.4	Financial Reports

(a)	Each payment shall be accompanied by a financial report in the form set out in Schedule 3 Part B. Such reports shall include details of payments due in respect of sub-licensing.

4.5	Records

(a)

The Licensee shall keep at its normal place of business and cause Sub-Licensees similarly to keep all information used to calculate payments due to CE under this Agreement. The Licensee shall keep these records separate or otherwise make them extractable easily from its other business records and shall not dispose of them until after the sixth anniversary of their creation.

(b)

The Licensee shall make such information available, on reasonable notice, for audit during business hours by CE’s duly authorised representative for the purpose of verifying the accuracy of any report given by the Licensee to CE under this clause 4. The representative shall be required to keep confidential all information learnt during any such inspection, and to disclose to CE only such details as may be necessary to report on the accuracy of the Licensee’s financial reports. CE shall be responsible for the representative’s professional charges unless the representative certifies that there is an inaccuracy of more than [####] in any financial statement, in which case the Licensee shall pay the charges in respect of that inspection. The Licensee shall pay any underpayment reported by the representative within [####] of receipt of a GE’s invoice requiring payment for the same.

(c)

The Licensee shall ensure that CE has the same rights as those set out in this clause 4.5 in any sub-licence of any of the Licensed Technology granted pursuant to this Agreement. The parties shall cooperate in relation to inspection of information with Sub-Licensees and shall nominate the same independent accountant to carry out such inspection.

4.6	Responsibility for discharging out of payments

CE and the University shall be responsible for discharging out of Milestone payments it receives or its own equity share in the Licensee any and all obligations under profit share, revenue share, reward to creators and inventors or similar schemes for staff engaged in technology development.

4.7	Equity

(a)

On or before the Commencement Date, and in consideration of the licences granted by CE pursuant to this Agreement, the Licensee shall issue and shall deliver to CE evidence of ownership of a total of [####] of its ordinary shares (the “Shares”) in the name of CE. Clause 2.1 (the grant of the Licence) shall not become effective until CE has received a duly executed share certificate in respect of the Shares and also payment of the sums specified under clause 4.1.

(b)

The Licensee undertakes to CE that, at the Commencement Date, the aggregate number of the Shares will be not less than [####] of Licensee’s issued share capital calculated on a “Fully Diluted Basis”. For purposes of this clause “Fully Diluted Basis” shall mean that the total number of issued shares shall be calculated to include conversion of all securities which are convertible into ordinary shares, the issue of shares to be allocated to the Principal Investigator, the exercise of all the outstanding options and warrants to purchase shares (including the options to be granted to the Principal Investigator), whether or not then exercisable, and shall assume the issuance or grant of all shares reserved for issuance pursuant to any company share option plan in effect on the date of the calculation.

(c)

The Licensee shall provide promptly such information as CE may reasonably request from time to time to enable CE to assess and monitor the development of the Licensee company (and any subsidiaries) and the value of CE’s shareholding. This is likely to include an annual request of the following information for the [####] prior to the request:

(I)	the most recently audited company accounts (and where they are more than [####] old the most recent management accounts also);

(II)	shares, securities and options issued to University employees; and

(III)

where CE shareholding is [####] or more of the issued share capital on a Fully Diluted Basis the most recent version of the share capitalisation table, including the impact of options for management and funders.

5.	Commercialisation obligations and reports

5.1	Commercialisation

The Licensee shall, having regard to clause 7.1:

(a)	proceed diligently and in good faith to develop and commercially exploit the Licensed Technology;

(b)	use diligent efforts to execute the Development Plan (as may be amended or replaced by the Licensee from time to time); and

(c)	use all reasonable endeavours to comply with project dates and activities contemplated in the commercialisation report submitted in accordance with clause 5.2.

5.2	Commercialisation Reports

Without prejudice to the generality of the Licensee’s obligations under clause 5.1, the Licensee shall send CE within [####] of each Anniversary an updated, written commercialisation report, (which constitutes Licensee Confidential Information), covering as a minimum the [####] preceding the Anniversary and the [####] following it. The report shall include:

(a)	all activities conducted under this Agreement since the Commencement Date or the date of the previous Commercialisation Report provided under this clause 5.2;

(b)	milestone progression (dates for projected and achieved Milestones);

(c)	all past, current and projected activities taken or to be taken by the Licensee to exploit the Licensed Technology;

(d)	details of any sub-licences granted or rights granted to Affiliates under the Licensed Technology during the period covered by the report;

(e)	details of the commercial and public benefit which the Licensed Technology has created or stimulated; and

(f)	details of certification of insurance cover maintained (types and levels).

CE’s receipt or approval of any such report shall not be taken to waive or qualify the Licensee’s obligations under clause 5.1.

5.3	Independent Expert - Reference

If CE considers at any time during the Term that the Licensee has without legitimate reason failed to proceed diligently to develop and commercially exploit the Licensed Technology, CE shall be entitled to refer to an independent expert the following questions:

(a)	whether the Licensee has acted diligently in accordance with the criteria set out in this clause 5; and if not

(b)	what specific action the Licensee should have taken (“Specific Action”) in order to have acted diligently.

5.4	Independent Expert- appointment and decision

The independent expert shall be appointed in accordance with the provisions of Schedule 2 and his decision shall be final and binding on the Parties.

5.5	GE’s right to terminate

If the expert determines that the Licensee has failed to comply with its obligations under this clause 5, and if the Licensee fails to take the Specific Action within [####] of the expert giving his decision in accordance with Schedule 2, CE shall be entitled, by giving, at any time within [####] after the end of that [####] period, not less than [####] notice to terminate this Agreement and the licences granted to the Licensee under clause 2.

Termination in accordance with this clause 5.5 shall be CE’s sole remedy in respect of the Licensee’s breach of this clause 5.

6.	Intellectual property

6.1	Patent protection

The Licensee shall at its own cost and expense manage the filing, prosecution and maintenance of patents relating to small molecule chaperones to correct the folding of Z- alpha-1-antitrypsin or otherwise arising from the Licensee’s exploitation of the Licensed Technology in the Field pursuant to this Agreement (the “Licensee Patents”).

CE shall cooperate fully with Licensee, at the Licensee’s expense, in the preparation, filing and prosecution of the patent applications, executing all papers and instruments or requiring inventors to execute such papers and instruments so as to enable the Licensee to apply for, to prosecute and to maintain the Licensee Patents.

6.2	Infringement of the Licensee Patents

(a)	Each Party shall inform the other Party promptly if it becomes aware of any infringement or potential infringement of any of the Licensee Patents in the Field.

(b)	Subject to clause 6.2(c), the Licensee shall be entitled to take legal or other action against any third party to enforce the Licensee Patents at its sole expense.

(c)

Before starting legal action in accordance with sub-clause 6.2(b), the Licensee shall consult CE and take its views into account about the advisability of the action or settlement, its effect on the University and CE’s reputation and good name, the public interest and how the action should be conducted.

6.3	Infringement of third party rights

(a)

If any warning letter or other notice of infringement is received by a Party, or legal action is brought against a Party, alleging infringement of third party rights in the use of the Licensed Technology, that Party shall promptly provide full details to the other Party, and the Parties shall discuss the best way to respond.

(b)

The Licensee shall have the right but not the obligation to defend such action and shall have the right to settle with such third party, provided that if any action or proposed settlement involves the making of any statement, express or implied, concerning the confidentiality of the Know-how, the consent of CE (not to be unreasonably withheld, delayed or conditioned) must be obtained before taking such action or making such settlement.

7.	Warranties and liability

7.1	Status of Licensed Technology

The Licensee acknowledges that the Licensed Technology is at an early stage of development, that it is provided “as is” and specific results cannot be guaranteed. The Licensee shall be exclusively responsible for the technical and commercial development of the Licensed Technology. The Parties accept that, given the nature of all scientific research and development work in respect of the Licensed Technology, the Development Plan set out in Schedule 4 may not be achievable within the timescales or within the budgets envisaged or at all. As such the Licensee makes no warranty that any or all of the scientific research and development work envisaged will be achieved.

7.2	No representations or warranties

(a)

The Licensee acknowledges that CE has not performed any searches or investigations into the existence of any third party rights, which may affect any of the Licensed Technology and that in entering into this Agreement it does not do so in reliance on (and shall have no remedy in respect of) any representation, warranty or other provision, except as expressly provided in this clause, in which case any remedy shall be limited to an action for breach of contract under the terms of this Agreement.

(b)	CE warrants that:

(I)

with the exception of the rights reserved in clause 2.4(a), the University and the Creators have granted a licence to their rights to CE in the Know-how as required for CE to license said Know-how to the Licensee in accordance with this Agreement;

(II)	under the terms and conditions of the service agreement with [####], CE owns the CE Data;

(III)	the Licensed Technology has not been licensed to any person, charged or encumbered;

(IV)

to the best of its knowledge and belief the execution and delivery of this Agreement and the performance of the transactions contemplated hereunder have been duly authorized by all necessary corporate actions; and

(V)

to the best of its knowledge and belief the performance by CE of any of its obligations hereunder does not conflict with, or constitute a breach or a violation of any other contractual obligation to which it is a party.

(c)	Except as provided by clause 7.2(b) CE makes no representations or warranties of any kind, express or implied, concerning the Licensed Technology including:

(I)	as to the satisfactory quality or fitness for a particular purpose; or

(II)	as to the absence of latent or other defects, whether or not discoverable; or

(III)	that the exploitation of the Licensed Technology or any Licensed Product will not infringe any patents or other intellectual property rights of a third party.

All conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

7.3	Liability and indemnity

(a)

The limitations and exclusions in this Agreement shall not apply in respect of claims for personal injury or death caused by negligence of the lndemnitees or the Licensee or in respect of fraud or fraudulent misrepresentation.

(b)

In respect of any damages or expenses of whatsoever nature and howsoever arising (including in contract, tort, negligence or for breach of statutory duty or misrepresentation) in connection with any use of the Licensed Technology or otherwise in connection with this Agreement or any relationships established by it:

(I)

the aggregate liability of the lndemnitees and the Licensee shall be limited to the total income which CE has received from the Licensee during the [####] preceding the year of the Term in which the liability arises or [####] whichever shall be the higher; and

(II)

in no circumstances shall the lndemnitees or Licensee be under any liability to each other (whether in contract, tort (including negligence), breach of statutory duty, restitution or otherwise) for any indirect, incidental or consequential losses including;

I)

pure economic loss, loss of profits, loss of business, loss of revenue, loss of contract, loss or depletion of goodwill and/or business opportunity, loss of anticipated earnings or savings or like loss; or

II)	loss of use or value of any data or software; or

III)	wasted management, operational or other time; or

IV)	any special, indirect or consequential losses.

(c)

Notwithstanding anything else in this Agreement the Licensee shall indemnify the lndemnitees in full against all demands, claims, judgements and liability (howsoever arising and whether in contract, tort, negligence or for breach of statutory duty or misrepresentation) for damages, costs, expenses or any other loss of whatsoever nature including damage to property, financial loss, personal injury and death, which is asserted in any claim or threatened claim by any third party (that is to say not any of the lndemnitees) against all or any of the lndemnitees and which relates to or arises from use by the Licensee or any Sub-Licensee or any end user of the whole or any part of the Licensed Technology.

The indemnity also extends to the lndemnitees’ reasonable legal and professional fees and any reasonable expenses incurred in dealing with any such third party claim. Nothing in this sub-clause shall prevent the Licensee recovering from CE, (or setting off against sums otherwise due to CE under this Agreement), subject to the exclusions and limitations set out this Agreement, damages awarded by a competent court to the Licensee for default by CE of any of its contractual obligations under this Agreement.

8. Duration and termination

8.1	Term

This Agreement, and the licences granted hereunder, shall come into effect on the Commencement Date and, unless terminated earlier in accordance with this clause 8, shall continue in force for 20 years (the “Term”) and on such date this Agreement and the licences granted hereunder shall terminate automatically by expiry and the Licensee shall be free to use the Know-how without restriction.

8.2	Early termination by the Licensee

The Licensee may terminate this Agreement at any time on [####] notice in writing to CE.

8.3	Early termination by CE

CE may terminate this Agreement in either of the following cases as provided in clause 5.5.

8.4	Early termination by either Party

Without prejudice to any other right or remedy, either Party may by written notice to the other Party terminate this Agreement at any time, if any of the following events occur:

(a)

the other Party has materially breached this Agreement (and for the avoidance of doubt non-payment without proper cause by the Licensee under clause 4 shall be deemed a material breach) and, in case of a remediable breach other than a persistent breach, has failed to remedy that breach within [####] of the date of service of a written notice from the other Party specifying the breach and requiring that it be remedied;

(b)

the other Party ceases to carry on business, is unable to pay its debts when they fall due, is declared bankrupt, or an order is made or a resolution passed for the winding up of that other Party or for the appointment of an administrator, receiver, liquidator or manager of that other Party; or

(c)	if the force majeure event as defined in clause 10.1 continues for longer than [####].

8.5	Consequences of termination

(a)	Upon termination of this Agreement for any reason otherwise than in accordance with clause 8.1:

(I)

the Licensee and Sub-Licensees shall be entitled to sell, use or otherwise dispose of any unsold or unused stocks of products developed under the Licensed Technology for a period of [####] following the date of termination;

(II)	subject to paragraph 8.5(a)(I) above, the Licensee shall no longer be licensed to use or otherwise exploit in any way either directly or indirectly any of the Licensed Technology;

(III)

subject to paragraph 8.5(a)(I) above, the Licensee shall consent to the cancellation of any formal licence granted to it or of any registration of it in any register in relation to any of the Licensed Technology;

(IV)

each Party shall return to the other (or destroy at the other’s request) all Confidential Information disclosed to it by the other and all materials containing any Confidential Information in its possession or control (including, in the case of the Licensee, in the possession or control of its Sub-Licensees); and

(V)

upon CE’s request (if Licensee has not terminated pursuant to clause 8.4) the Licensee shall (to the extent it is able having regard to obligations to third parties) notify CE of the nature of any materials, details of all technical processes, manufacturing data, improvements, information, know-how and results relating to the Licensed Technology created or developed by the Licensee or sub-contractors or Sub-Licensees that may be reasonably required by CE to arrange for the further exploitation of the Licensed Technology. The Parties shall negotiate in good faith without delay for up to [####] the terms of an agreement between them on reasonable commercial terms to enable CE to arrange for the further exploitation of the Licensed Technology including any patents as they exist at the date of termination.

(b)	If the Parties are unable to agree the terms of an agreement as described in clause 8.5(a)(V) CE may initiate the procedure in clause 9.

(c)

The expiry or termination of this Agreement does not affect any rights or obligations of either Party which have arisen or accrued up to and including the date of expiry or termination including the right to payment under this Agreement.

(d)	Clauses 2.3(d), 2.4, 3.2(a), 3.3 to 3.7, 4 (in respect of payments due on or before termination or under clause 8.5(a)(I)), 7, 8.5, 9 and 10 survive expiry or termination (for whatever reason).

9.	Dispute resolution

The Parties agree that should any dispute arise between them in relation to this Agreement (other than under clause 5), they shall meet as soon as practicable and negotiate in good faith with a view to resolving the dispute.

If the Parties are unable to settle any dispute by negotiation within [####] the Parties will attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure.

To initiate a mediation a Party must give notice in writing to the other Party, requesting a mediation in accordance with this clause 9.

Nothing in this clause 9 shall prevent either Party from applying for injunctive relief to restrain any actual or potential breach of this Agreement.

10.	General

10.1	Force majeure

(a)

Notwithstanding any other provision of this Agreement, no Party need act if it is impossible to act due to force majeure, meaning any cause beyond its control (including war, riot, natural disaster or law taking effect after the date of this Agreement). A Party affected by force majeure agrees to notify the other Party promptly after it determines that it is unable to act.

(b)

A Party has no responsibility or liability for any loss or expense suffered or incurred by the other Party as a result of its not acting for so long as the force majeure under clause 10.1 continues. However, the non-performing Party agrees to make reasonable efforts to avoid or remove the circumstances giving rise to the force majeure and agrees to continue performance under this Agreement promptly when they are removed.

10.2	Assignment

(a)

Save as provided by clause 10.2(b) and 10.2(c) neither Party may assign, transfer, charge or deal in any other manner with this Agreement nor purport to do so without the prior written consent of the other Party.

(b)

CE may assign the whole or any of its rights and obligations under this Agreement to any person responsible for the management of the University’s intellectual property provided that (i) consent of the Licensee shall be required, not to be unreasonably withheld or delayed, to any assignment to an entity not wholly owned or controlled by the University, and (ii) CE’s assignee shall undertake to be bound by and perform CE’s obligations under this Agreement. CE shall notify the Licensee of any assignment under this Agreement.

(c)

The Licensee may assign all its rights and obligations under this Agreement where the assignment is connected with the transfer of all or substantially all of the Licensee’s assets to a single purchaser and provided such purchaser undertakes to CE to be bound by and perform the obligations of the Licensee under this Agreement and is capable of performing such obligations. The Licensee shall notify CE of any such assignment.

10.3	Waiver

A provision of this Agreement or any right created under it cannot be waived or varied except in writing signed by the Parties.

10.4	Invalid clauses

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

10.5	No agency

Nothing in this Agreement shall be construed as creating any agency, partnership or other form of joint enterprise between the Parties and neither Party has the authority to act for or bind the other Party in any way.

10.6	Notices

Any notice to be given under this Agreement shall be in writing and delivered by hand, prepaid registered post to the other Party at the address set out below or to such other address as either Party may specify in writing to the other.

Notices to CE	Director, Cambridge Enterprise Ltd,
University of Cambridge
Hauser Forum
3 Charles Babbage Road
Cambridge
CB3 0GT
UK
Fax number: [####]

Notices to Licensee	Director, Z Factor Ltd
3 Burlington Gardens
London
W1S 3EP
UK

Notices are deemed to have been given:

(a)

if delivered by hand, at the time of the delivery unless delivered after 5pm in the place of receipt or on a non-business day, in which case the notice is deemed to have been given at 9am the next business day; and

(b)	if sent by pre-paid first class post from within the United Kingdom, three business days after posting (or seven business days if posted from outside the United Kingdom).

10.7	Law and jurisdiction

This Agreement and any documents to be entered into pursuant to it shall be governed by and construed in accordance with English law and each Party irrevocably submits to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this Agreement and the documents entered into pursuant to it except that a Party may seek an interim injunction for enforcement of intellectual property rights as described in clause 9 in any court of competent jurisdiction.

10.8	Further action

Each Party (at the cost of the requesting Party) agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be reasonably necessary or reasonably appropriate to carry out the purposes and intent of this Agreement.

10.9	Announcements

A Party may not make press or other announcements or releases relating to this Agreement or the transactions the subject of this Agreement without the approval of the other Party to the form and manner of the announcement or release unless and to the extent that the announcement or release:

(a)	is required to be made by law or by a stock exchange;

(b)	is made in a report to funders or in an annual report of CE and does not disclose Confidential Information; or

(c)	falls within the terms of clause 3.6(b).

10.10	Entire agreement

This Agreement the other agreements relating to access to intellectual property and collaboration entered into on Commencement Date constitutes the entire agreement and understanding of the Parties and supersedes all negotiations, understandings or previous agreement between the Parties relating to the subject matter of this Agreement. Nothing in this Agreement, including this clause and clause 7.2, shall operate to limit or exclude liability for fraud or fraudulent misrepresentation.

10.11	Third party rights

The University, any University wholly owned subsidiary, the University’s employees and students, the Creators and the Principal Investigator may enforce those terms of this Agreement which expressly confer rights on them, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999. Save as aforesaid no term of this Agreement shall be enforceable under that Act by a person who is not a party to this Agreement, but this shall not affect any right or remedy of any third party which exists or is available other than under that Act. Notwithstanding that any term of this Agreement may be or become enforceable under that Act by a person which is not a party to it, this Agreement may be amended in any respect, or suspended, cancelled or terminated by agreement in writing between the Parties, in each case without the consent of such third party.

10.12	Export Control Regulations

(a)

“Export Control Regulations” mean any United Nations trade sanctions or EU or UK legislation or regulation, from time to time in force, which impose arms embargoes or control the export from the United Kingdom of goods, technology or software, including weapons of mass destruction and arms, military, paramilitary and security equipment and dual-use items (items designed for civil use but which can be used for military purposes) and certain drugs and chemicals.

(b)

The Licensee shall ensure that, in using the Licensed Technology, it shall not and nor shall its employees or sub-contractors or any Sub-Licensee directly or indirectly breach or compromise compliance with any Export Control Regulations.

10.13	Non-use of names and marking of Licensed Products

(a)

Consent is not needed to state that CE has granted the Licensee a licence to use the Licensed Technology to make and supply Licensed Products. In all other cases the Licensee shall not use and shall ensure that Sub-Licensees do not use (including in any advertising, promotional or sales materials) the name, any adaptation of the name, any logo, trademark or other device of

(I)	the “University of Cambridge” unless it has first obtained in each case the University’s prior written consent;

(II)	“Cambridge Enterprise Limited” or of the Creators or Principal Investigator unless it has first obtained in each case CE’s prior written consent.

10.14	Insurance

Without prejudice to its obligations under clause 7.3(c) the Licensee shall take out with a reputable insurance company within [####] of the Commencement Date and maintain at all times during the Term public and product liability and professional indemnity insurance including against all loss of and damage to property (whether real personal or intellectual) and injury to persons including death arising out of or in connection with this Agreement and the Licensee’s and Sub-Licensees’ use of the Licensed Technology and use, sale of or any other dealing in any of the Licensed Products. Such insurances shall be at a level which reflects the scale of activity in relation to the Licensed Technology, not exclude litigation in England, and include an indemnity to principals clause in favour of CE and the University. Subject thereto, cover may be limited in respect of one claim provided that such limit must be at least [####] for public and product liability and [####] for professional indemnity insurance. Professional indemnity insurance shall continue to be maintained for a further [####] from the end of the Term.

10.15	Counterparts

This Agreement may be signed in counterparts and each counterpart shall constitute an original of the Agreement.

10.16	Legal Compliance

The Licensee shall comply with the following (and any amendment or re-enactment): all statutes, bye laws, regulations, codes of practice, European and other directives and provisions and all professional rules and standards to be observed and performed in connection with the exploitation of the Licensed Technology.

AGREED by the parties through their authorised signatories:-

For and on behalf of	For and on behalf of
CAMBRIDGE ENTERPRISE LIMITED	Z FACTOR LIMITED

/s/J.M Grimshaw	/s/ Francesco De Rubertis
Signed	Signed

J.M. Grimshaw	Francesco De Rubertis
Print name	Print name

Head of Physical Sciences	Director
Title	Title

3 Feb 2015	04/02/15
Date	Date

SCHEDULE 1

[####]

SCHEDULE 2

[####]

SCHEDULE 3

[####]

Part A: [####]

[####]

Part B: [####]

[####]

SCHEDULE 4

[####]

Director

Z Factor Limited

Moneta Building Babraham Research Campus

Babraham

Cambridge

CB22 3AT

2017

Variation of the terms of the Licence between Z Factor Limited (“ZF”) and Cambridge Enterprise Limited (“CE”), with an effective date of 4th February 2015, (the “Agreement”).

CE Reference: A10157

ZF and CE wish to vary the terms of the Agreement, a copy of which is attached to Schedule 1 of this letter, as follows:

Clause 4.2 of the Agreement will be deleted and replaced with the following:

4.2 Milestone payments

The Licensee shall pay CE the milestone payment(s) set out in the table below when the relevant Milestone is achieved.

Milestone	Payment
[####]	[####]
[####]	[####]
[####]	[####]

For clarity, each Milestone shall only be payable once under this Agreement; for example, there shall not be Milestone payments for different indications requiring different INDs. In addition, CE may only invoice for a Milestone payment where the Milestone was achieved before the expiration or termination of this Agreement.

Save as amended in this Letter of Variation, all other terms, obligations and rights of the parties under the Agreement shall remain in full force and effect.

This Letter of Variation shall be governed by and construed in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this Letter of Variation.

This Letter of Variation may be signed in counterparts exchanged in pdf format and each counterpart shall constitute an original of this Letter of Variation and all counterparts together shall constitute one agreement.

Signed by: /s/ P. Seabright

Name: Dr. P. Seabright

Position: Deputy Director

On behalf of Cambridge Enterprise Limited

Date: 2 March 2017

Signed by: /s/ D.J. Grainger

Name: Dr. DJ Grainger

Position: Director

On behalf of Cambridge Enterprise Limited

Date: 2 March 2017

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